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                                                                     EXHIBIT 4.9

       INCORPORATED UNDER THE LAWS                 PARTICIPATING PREFERRED STOCK
       OF THE STATE OF DELAWARE

          NUMBER                                                      SHARES



       THIS CERTIFICATE IS TRANSFERABLE  IN                         PAR VALUE
    DALLAS AND NEW YORK                                         ONE CENT ($0.01)
                                                                CUSIP __________

                                                           SEE REVERSE SIDE FOR
                                                           CERTAIN DEFINITIONS

                            TRITON ENERGY CORPORATION


     THIS CERTIFIES THAT:

S P E C I M E N
     IS THE OWNER OF:

    FULLY PAID AND NON-ASSESSABLE SHARES OF PARTICIPATING PREFERRED STOCK OF

     TRITON ENERGY CORPORATION TRANSFERABLE ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

     IN WITNESS WHEREOF, THE CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS BY THE USE OF THEIR FACSIMILE SIGNATURES AND ITS FACSIMILE SEAL TO BE HEREUNTO AFFIXED.



                                             DATE

          /s/ Thomas G. Finck                     COUNTERSIGNED AND REGISTERED
          CHIEF EXECUTIVE OFFICER                 CHEMICAL MELLON SHAREHOLDER
                                                       SERVICES

          /s/ Robert B. Holland, III
                          SECRETARY          (DALLAS, TEXAS)

                                                       TRANSFER AGENT
                                                       AND REGISTRAR

                                                  AUTHORIZED SIGNATURE

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                                     TRITON
                              (ENERGY CORPORATION)

     The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of the shares of each class of stock of the Corporation authorized to be issued, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent. Such statement is set forth in the Certificate of Incorporation of the Corporation on file in the office of the Secretary of State of Delaware and the Corporation.

     The shares evidenced hereby may not be transferred except in accordance with the terms of Section 6 of the certificate of designation relating to the shares evidenced hereby (the "Certificate of Designation"), which prohibits transfers other than transfers (A) in connection with a simultaneous transfer to a subsequent holder of any Class B Ordinary Shares, par value $.01 per share, of Triton Energy Limited, comprised in the same equity unit (as defined in the Certificate of Designation), or (B) to the Corporation or Triton Cayman at any time after _________________, 1999, at the option of the Corporation or Triton Cayman or to Triton Cayman, at the option of Triton Cayman, immediately prior to the sale or other disposition of all of the Common Stock of the Corporation, in each case on the terms and conditions specified in the Certificate of Designation. Any purported transfer of the shares (or fractions of shares) represented by this certificate in violation of the transfer restrictions contained in Section 6 of the Certificate of Designation shall be null and void and shall not be recorded or otherwise reflected in the books of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   - as tenants in common   UNIF GIFT MIN ACT.....Custodian......
     TEN ENT   - as tenants by the                       (cust)        (minor)
                 entireties                              Under uniform
     JT TEN    - as joint tenants with right of          gifts to Minors
                 survivorship and not as tenants         Act.................
                 in common                                     (State)
     Additional abbreviations may also be used though not in the above list.

     For value received _________ hereby sells, assigns and transfers under Please insert Social Security or other
Identifying Number of
Assignee________________________________________________________________________
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

____________________________________________________________________________

_______________________________________________________________________ Shares
represented by the within Certificate, and he hereby irrevocably constitutes and appoints ________________________ Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution on the premises.
Dated _________________

NOTICE:  The Signature(s) to
this assignment must correspond with
the name(s) as written upon the
face of the certificate in every     ________________________________________
particular, without alteration or
enlargement or any change whatever.  ________________________________________

                                     Signature(s) must be guaranteed by a
                                     commercial bank or trust company or a
                                     member firm of major stock exchange.